UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 21, 2015

Harrison Vickers and Waterman Inc.

(Exact name of Registrant as specified in its charter)

Nevada	333-162072	26-2883037
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 U.S. Highway 1,

Suite 200

North Palm Beach, FL 33408

(Address of principal executive offices)

129 Glenwood Road

Glenwood Landing, NY 11547

(Former address)

Registrant’s telephone number, including area code: (203) 340-4123

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 21, 2015, Harrison Vickers and Waterman Inc., a Nevada corporation (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”), with the three original shareholders of Attitude Beer Holding Co., a Delaware corporation (“ABH”), namely, Attitude Drinks, Inc., a Delaware corporation (“Attitude Drinks”), Alpha Capital Anstalt, a company organized under the laws of Liechtenstein (“Alpha”) and Tarpon Bay Partners LLC, a Florida limited liability company (“Tarpon Bay”), pursuant to which the shareholders sold to the Company all of the outstanding shares of stock of ABH and ABH thereupon became a wholly owned subsidiary of the Company. In consideration for the purchase of the shares of common stock of ABH, the Company issued: (i) to Attitude Drinks, 51 shares of a newly created Series B Preferred Stock of the Company (the “Series B Preferred Stock”) and a seven year warrant (the “B Warrant”) to purchase 5,000,000 shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”), at an exercise price of $0.075 per share (subject to customary anti-dilution adjustments); (ii) to Alpha, a secured convertible note due April 20, 2017 (the “Secured Convertible Note”) in the principal amount of $1,619,375 a seven year warrant (the “Alpha Warrant”), to purchase 1,295,500,500, shares of Common Stock at an exercise price of $0.0025 per share (subject to customary anti-dilution adjustments), and an additional investment right (“AIR”) to purchase up to $3,750,000 in additional notes (the “AIR Note”) and corresponding warrants (“the “AIR Warrant”); and (iii) to Tarpon, a Secured Convertible Note in the principal amount of $554,791.67, a seven year warrant (the “Tarpon Warrant”) to purchase 443,833,333 shares of Common Stock at an exercise price of $0.0025 per share (subject to customary anti-dilution adjustments), and an AIR to purchase up to $1,250,000 in additional notes and corresponding AIR Warrants.  In addition, Alpha acquired 32,300 shares of the Company’s Series A Preferred Stock (convertible into 32,300,000 shares of the Company’s Common Stock) from HVW Holdings LLC (an entity of which Mr. James Giordano, the Company’s prior Chief Executive Officer and Chairman of the Board, is the managing member), subject to the terms of a Purchase Agreement (the “Series A Purchase Agreement”). Attitude Drinks purchased 87,990,000 shares of Common Stock from HVW Holdings LLC at a price of $65,000, subject to the terms of a Purchase Agreement (the “Common Stock Purchase Agreement”). The Alpha Warrant and the Tarpon Warrant are collectively referred to herein as the “A Warrants” and the B Warrant and the A Warrants are collectively referred to herein as the “Warrants.”

In December 2014, ABH entered into a joint venture with New England World of Beer and together opened a 4,000 sq. foot tavern in West Hartford, Connecticut that sells a selection of over 500 craft and imported beers along with tavern food and other spirits and cocktails. New England World of Beer holds franchise rights for all of Connecticut and Massachusetts. Similar taverns are currently open in 20 states, namely AL, AZ, CO, CT, FL, GA, IL, LA, MD, MI, NC, NJ, NY, OH, SC, TN, TX, VA, WA and WI.

The Secured Convertible Note, dated April 21, 2015 (the “Original Issue Date”) issued to Alpha in the principal amount of $1,619,375 and Tarpon in the principal amount of $554,791.67 both mature on April 20, 2017, provide for interest on the outstanding principal amount compounded annually at the annual rate of 10% (subject to increase as set forth therein) payable on the first anniversary of the Original Issue Date and on the date of maturity. At any time after the Original Issue Date, the holders at their option, may convert the outstanding principal balance and accrued interest into shares of Common Stock of the Company. The conversion price for the principal and interest in connection with voluntary conversions by a holder of a note is equal to the lesser of: (i) $0.0025 or (ii) 50% of the lowest Closing Price (as defined in the Secured Convertible Note) of the Common Stock for the 30 trading days preceding the conversion date, subject to adjustment as provided therein. Each Secured Convertible Note, for example, is subject to adjustment upon certain events such as stock splits and has full ratchet anti-dilution protections for issuance of securities by the Company at a price that is lower than the conversion price. Each Secured Convertible Note also contains certain negative covenants, including prohibitions on incurrence of indebtedness, liens, charter amendments, dividends, redemption. Neither Alpha nor Tarpon has the right to convert any portion of their Secured Convertible Note if it (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise. The two Secured Convertible Notes are collectively collateralized by substantially all of the assets of the Company.

Pursuant to the terms of an Exchange Agreement, dated April 21, 2015, by and among ABH, Attitude Drinks, Alpha and Tarpon, ABH and Attitude Drinks, Alpha and Tarpon agreed to cancel ABH’s obligations under notes previously issued by ABH to Alpha and Tarpon and ABH and Attitude Drinks agreed to guaranty the Secured Convertible Notes, and enter into the Pledge Agreement and Security Agreement described in this paragraph. As such, the two Secured Convertible Note are collectively secured by a pledge of the 51 shares of Series B Preferred Stock that were issued to Attitude Drinks, subject to the terms of a pledge agreement between Attitude Drinks and the collateral agent on behalf of Alpha and Tarpon. In addition, ABH and Attitude Drinks guaranteed payment of all amounts owed under the two Secured Convertible Notes, subject to the terms of a Guaranty executed by each of them with the collateral agent on behalf of Alpha and Tarpon. The Company and each of its subsidiaries also granted Alpha and Tarpon a security interest in substantially all of the assets of the Company, subject to the terms of a Security Agreements entered into by and among the Collateral Agent for Alpha and Tarpon and the Company and each subsidiary.

As described above, the Warrants are exercisable for shares of Common Stock upon the payment in cash of the exercise price and they are also exercisable on a cashless basis at any time there is no effective registration statement registering the shares of Common Stock underlying the Warrants. The exercise price of the Warrants is subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholder. The exercise price of the Warrants is also subject to full ratchet price adjustment if the Company sells or grants any option to purchase, sell or re-price any Common Stock or Common Stock Equivalents (as defined therein) at an exercise price lower that the current exercise price of the Warrant with the exception for certain exempted issuance. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of the Common Stock, the sale, transfer or other disposition of all or substantially all of the Company’s properties or assets, the Company’s consolidation or merger with or into another person, the acquisition of more than 50% of the outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by the outstanding Common Stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction; provided that upon the occurrence of certain fundamental transactions, the holder can require the Company to purchase the Warrant for cash at a price equal to the higher of the Black Scholes Value of the unexercised portion of the Warrant or difference between the cash per share paid in the fundamental transaction and the exercise price per share. The holder of Warrants will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

Alpha and Tarpon were each also issued an AIR to acquire for a period of twenty four months after the date of issuance of the AIR up to $3,750,000 and $1,250,000, respectively, of principal amount of notes (the “AIR Notes”) and a corresponding amount of warrants (“AIR Warrants”). Two Air Warrants to purchase Common Stock will be issued for each share of Common Stock that would be issued on the exercise date of the AIR assuming full conversion of the AIR Note on such date at the conversion price of the AIR Note then in effect. The AIR Warrant and AIR Note are identical to the Warrants and Secured Convertible Notes that were initially issued to Alpha and Tarpon under the Purchase Agreement.

On April 22, 2015, the Company filed the Series B Preferred Stock Certificate of Designation with the Secretary of State of Nevada (the “Certificate of Designation”) setting forth the rights and preferences of the Series B Preferred Stock. A summary of material provisions of the Series B Preferred Stock as set forth in the Certificate of Designations is set forth in Item 5.03 below.

The descriptions in this Current Report on Form 8-K of the Series A Preferred Stock, the Series B Preferred Stock, the A Warrants issued to Alpha, the A Warrant issued to Tarpon, the B Warrant, the Secured Convertible Note issued to Alpha, the Secured Convertible Note issued to Tarpon the Additional Investment Right issued to Alpha, the Secured Convertible Note issued to Tarpon, and the terms of the Purchase Agreement, Pledge Agreement, Security Agreement, Guaranty of ABH, Guaranty of Attitude Drinks, Inc., the Exchange Agreement, the Series A Purchase Agreement and the Common Stock Purchase Agreement are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 3.1, 3.2. 4.1, 4.2. 4.3, 4.4, 4.5, 4.6, 4.7, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 99.1 and 99.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The Company entered into a Secured Convertible Note, dated April 21, 2015 (the “Original Issue Date”) with Alpha and Tarpon in the principal amount of $1,619,375 and $554,791.67, respectively. The Secured Convertible Notes mature on April 20, 2017, provide for interest on the outstanding principal amount compounded annually at the annual rate of 10% (subject to increase as set forth therein) payable on the first anniversary of the Original Issue Date and on the date of maturity. At any time after the Original Issue Date, the holders at their option, may convert the outstanding principal balance and accrued interest into shares of Common Stock of the Company. The conversion price for the principal and interest in connection with voluntary conversions by a holder of a note is equal to the lesser of: (i) $0.0025 or (ii) 50% of the lowest Closing Price (as defined in the Secured Convertible Note) of the Common Stock for the 30 trading days preceding the conversion date, subject to adjustment. The Secured Convertible Notes are subject to adjustment upon certain events such as stock splits and have full ratchet anti-dilution protections for issuance of securities by the Company at a price that is lower than the conversion price. The Secured Convertible Notes contain certain negative covenants, including prohibitions on incurrence of indebtedness, liens, charter amendments, dividends, redemption. The holder of the Secured Convertible Notes will not have the right to convert any portion of the Secured Convertible Note Warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise. The Secured Convertible Note is collateralized by substantially all of the assets of the Company. ABH and Attitude Drinks agreed to guaranty the Secured Convertible Notes and enter into the Pledge Agreement and Security Agreement as described above.

Item 3.02.   Unregistered Sales of Equity Securities.

The Series B Preferred Stock, the Secured Convertible Notes, the A Warrants, the B Warrants, and the Additional Investment Rights issued by the Company were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The investors are “accredited investors” as such term is defined in Regulation D promulgated under the Securities Act.   This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such securities contain a legend stating the same.

Item 5.01. Change of Control of Registrant.

The information contained in Item 1.01 is incorporated herein by reference. In addition, Attitude Drinks purchased 87,990,000 shares of Common Stock representing 70% of the outstanding shares of Common Stock of the Company from HVW Holdings LLC at a price of $65,000 Attitude Drinks also owns all of the outstanding shares of Series B Preferred Stock of the Company, which Series B Preferred Stock has voting rights equal to 51% of the outstanding votes. See Item 5.02 for the changes in the Board of Directors of the Company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2015, Mr. Roy Warren, age 58, was elected to serve as the Company’s Chairman of the Board, Chief Executive Officer and President.  As Chief Executive Officer, Mr. Warren will provide overall company leadership and strategy.  Mr. Warren also serves as the Chief Executive Officer and as a director of Attitude Drinks, an innovative and opportunistic beverage brand development company.  For 15 years from 1981 through 1996, Mr. Warren worked in the securities brokerage industry.  During those years, Mr. Warren acted as executive officer, principal, securities broker and partner with brokerage firms in Florida, most notably Kemper Financial Companies, Alex Brown & Sons and Laffer Warren & Company.  From 1999 to 2007, Mr. Warren was Chief Executive Officer of Bravo! Brands, Inc. in Florida, a public company which was a beverage brand-development company, similar to Attitude Drinks. This experience in the beverage industry as well as with a public company led to the conclusion that he should serve as a director of the Company.

In addition, on April 21, 2015, the Board size was increased to three, and Conrad Huss and Isaac Onn were appointed to serve on the Company’s Board.

There are no family relationships between any of Mr. Warren, Mr. Huss or Mr. Onn and any director, executive officer or person nominated or chosen by the Company to become as director or executive officer of the Company.  Additionally, there have been no transactions involving Mr. Warren, Mr. Huss or Mr. Onn that would require disclosure under Item 404(a) of Regulation S-K other than the transactions described in Item 1.01 and Mr. Warren’s services as a director and executive officer of Attitude Drinks and Mr. Huss’ employment by Southridge Investment Group, LLC, an affiliate of Tarpon.

On April 21, 2015, James Giordano resigned as the Company’s Chief Executive Officer and all other positions with the Company including as a director.

Item 5.03   Amendments to Articles of Incorporation or Bylaws.

On April 22, 2015, the Company filed the Series B Preferred Stock Certificate of Designation with the Secretary of State of Nevada setting forth the rights and preferences of the Series B Preferred Stock. A summary of material provisions of the Series B Preferred Stock as set forth in the Certificate of Designations is set forth below.

Designation, Amount and Par Value

The number of shares designated and authorized as Series B Preferred Stock is 51. Each share of Series B Preferred Stock has a par value of $0.0001 per share and a stated value of $1,000 per share (“Stated Value”).

Dividends

Except for distributions in the event of liquidation, the Series B Preferred Stock does not accrue dividends.

Conversion

At any time after the second anniversary of the issuance date of the Series B Preferred Stock, each share of Series B Preferred Stock is, at the option of the holder, convertible into 1,000 shares of Common Stock (the “Conversion Ratio”).

Liquidation

 The Series B Preferred Stock ranks junior to all other series of the Company’s Preferred Stock and on parity with other capital stock of the Company that does not expressly provide it shall be senior or junior to the Series B Preferred Stock. In the event of a liquidation, dissolution or winding up of the Company, holders of Series B Preferred Stock are entitled to receive after distribution to the holders of senior securities and prior to the distribution to holders of Common Stock or any other class of preferred stock ranking junior to the Series B Preferred Stock the Stated Value (as adjusted for any stock splits, stock dividends, reorganizations, recapitalizations and the like).

Anti-Dilution

The Conversion Ratio is subject to adjustment if the Company effectuates a stock split or issues a dividend in Common Stock.

Voting

Each share of the Series B Preferred Stock has voting rights equal to: (x) (i) 0.019607 multiplied by the aggregate total of the issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote, plus (B) the number of votes which all other series or classes of securities other that the Series B Preferred Stock are entitled to cast together with the other holders of Common Stock at the time of the relevant vote divided by (ii) 0.49, minus (y) the numerator. The voting rights are subject to adjustment for any stock splits, stock dividends, reorganizations, recapitalizations and the like.

Negative Covenants

So long as any shares of Series B Preferred Stock are outstanding, without the affirmative vote of the holders of the Series B Preferred Stock, the Company cannot:

(i) alter or change any provisions of the Certificate of Designations;

(ii)  amend its certificate of incorporation, bylaws or other charter documents to affect adversely any rights of the holders of the Series B Preferred Stock;

(iii) issue any additional shares of Series B Preferred Stock;

(iv) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock;

(v) increase the authorized or designated number of shares of Series B Preferred Stock; and

(vi) enter into agreements with respect to the foregoing.

Item 9.01.           Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. Financial Statements required by this item will be filed by amendment to this report no later than 71 calendar days after the date this Current Report must be filed.

(b) Pro Forma Financial Information (Unaudited). Pro Forma Financial Information required by this item will be filed by amendment to this report no later than 71 calendar days after the date this Current Report must be filed.

(d)  Exhibits

Exhibit No.	Description
3.1	Certificate of Designations of Series A Convertible Preferred Stock (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 18, 2013)

3.2	Certificate of Designations of Series B Convertible Preferred Stock

4.1	A Warrant issued to Alpha Capital Anstalt

4.2	A Warrant issued to Tarpon Bay Partners LLC

4.3	B Warrant issued to Attitude Drinks, Inc.

4.4	Secured Convertible Note due 2017 issued to Alpha Capital Anstalt

4.5	Secured Convertible Note due 2017 issued to Tarpon Bay Partners LLC

4.6	Additional Investment Right issued to Alpha Capital Anstalt

4.7	Additional Investment Right issued to Tarpon Bay Partners LLC

10.1	Asset Purchase Agreement dated as of April 21, 2015 between Harrison Vickers and Waterman Inc., and Attitude Drinks, Inc., Alpha Capital Anstalt and Tarpon Bay Partners LLC

10.2	Stock Pledge Agreement dated as of April 21, 2015 by and between Attitude Drinks, Inc. and Tarpon Bay Partners LLC as collateral agent on behalf Alpha Capital Anstalt and Tarpon Bay Partners LLC

10.3	Security Agreement dated as of April 21, 2015 among Harrison Vickers and Waterman Inc., each subsidiary of Harrison Vickers and Waterman Inc. and Tarpon Bay Partners LLC as collateral agent

10.4	Guaranty dated as of April 21, 2015 entered into by Attitude Beer Holding Co., for the benefit of Alpha Capital Anstalt and Tarpon Bay Partners LLC

10.5	Guaranty dated as of April 21, 2015 entered into by Attitude Drinks, Inc., for the benefit of Alpha Capital Anstalt and Tarpon Bay Partners LLC

10.6	Exchange Agreement dated as of April 21, 2015 by and among Attitude Beer Holding Co, Attitude Drinks, Inc. and Alpha Capital Anstalt and Tarpon Bay Partners LLC

99.1	Purchase Agreement dated as of April 21, 2015 between HVW Holdings LLC and Alpha Capital Anstalt.

99.2	Purchase Agreement dated as of April 21, 2015 between HVW Holdings LLC and Attitude Drinks, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2015	HARRISON VICKERS AND WATERMAN INC.

By: /s/ Roy Warren
Name: Roy Warren
Title: Chief Executive Officer